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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Sports, Inc. on Form S-4 of our report dated March 23, 2001, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended December 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
October 9, 2001